Exhibit 99.1

Solar Senior Capital Ltd. Announces Quarter Ended March 31, 2013 Financial Results; Declares Monthly Dividend of $0.1175 per Share for May 2013

NEW YORK--(BUSINESS WIRE)--May 7, 2013--Solar Senior Capital Ltd. (NASDAQ: SUNS) today reported earnings of $2.9 million, or $0.26 per share for the quarter ended March 31, 2013. Net investment income was $3.1 million, or $0.28 per share, for the first quarter. At March 31, 2013, net asset value (NAV) per share was $18.25.

Solar Senior Capital Ltd. (the “Company”) also announced that its Board of Directors has declared a monthly dividend of $0.1175 per share for May 2013, which will be payable on June 3, 2013 to stockholders of record on May 23, 2013. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At March 31, 2013:

Investment Portfolio: $239.6 million

Number of portfolio companies: 33

Net Assets: $210.1 million

Net Asset Value per share: $18.25

Portfolio Activity for the Quarter Ended March 31, 2013:

Investments made during the quarter: $49.1 million

Investments repaid and sold during the quarter: $22.5 million

Operating Results for the Quarter Ended March 31, 2013:

Net investment income: $3.1 million

Net realized and unrealized loss: $0.2 million

Net increase in net assets from operations: $2.9 million

Net investment income per share: $0.28

“The first quarter of 2013 marked a period of prudent portfolio growth, resulting in a 13% increase in our overall portfolio. Our strong sponsor relationships and experience with repeat issuers helped us to expand our portfolio after the unusually high repayments we experienced in the previous quarter,” said Michael Gross, Chairman and CEO of Solar Senior Capital Ltd. “Given current visibility on originations and repayments, we anticipate further portfolio growth. With our stock trading at an annualized dividend yield of approximately 7.4%, based on the closing price on May 6, 2013, we believe our stock offers an attractive value proposition compared to leveraged loan mutual funds and closed-end funds, particularly given our low leverage and the overall credit quality of our floating-rate, senior-secured loan portfolio.”

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 11:00 a.m. (Eastern Time) on Wednesday, May 8, 2013. All interested parties may participate in the conference call by dialing (877) 280-4957 approximately 5-10 minutes prior to the call, international callers should dial (857) 244-7314. Participants should reference Solar Senior Capital Ltd. and the participant passcode of 37116447 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through Solar Senior Capital Ltd.’s website, www.solarseniorcap.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Solar Senior Capital Ltd. website. Additionally, a replay dial-in will be available until May 22, 2013 and can be accessed by dialing (888) 286-8010 and using the passcode 44430866. International callers should dial (617) 801-6888.

Portfolio and Investment Activity

During the three months ended March 31, 2013, we invested $49.1 million across 6 portfolio companies. Investments sold or prepaid during the three months ended March 31, 2013 totaled $22.5 million.

At March 31, 2013, the portfolio consisted of 33 portfolio companies and was invested 97% in senior secured loans and 3% in unsecured loans, measured at fair value. At the end of this same period, the fair value weighted average yield on the income-producing portfolio of investments was 7.0%. Based on fair value, the investment portfolio at March 31, 2013 consisted of $235.7 million of floating rate debt, or 98.4%, and $3.9 million of fixed rate debt, or 1.6%.

During the quarter, we placed one investment, Engineering Solutions & Products LLC, on non-accrual status, which is the only investment on non-accrual. At March 31, 2013, 98.0% of the fair value of the portfolio was performing.

Since the initial public offering of Solar Senior Capital Ltd. on February 24, 2011 and through March 31, 2013, invested capital totaled approximately $460 million in 45 portfolio companies. Over the same period, Solar Senior Capital Ltd. completed transactions with more than 35 different financial sponsors.

Results of Operations for the Three Months Ended March 31, 2013 compared to the Three Months Ended March 31, 2012.

Investment Income

For the three months ended March 31, 2013 and 2012, gross investment income totaled $4.5 million and $3.9 million, respectively. The increase in gross investment income for the three months ended March 31, 2013 as compared to the three months ended March 31, 2012 was primarily due to an increase in the size of the income-producing portfolio.

Expenses

Expenses totaled $1.3 million for the three months ended March 31, 2013, similar to the expenses for the comparable quarter a year earlier.

Net Investment Income

The Company’s net investment income totaled $3.1 million and $2.6 million, or $0.28 and $0.28 per average share, for the three months ended March 31, 2013 and 2012, respectively.

Net Realized Gain

Net realized gain for the three months ended March 31, 2013 and 2012 totaled $0.02 million and $0.04 million, respectively. Net realized gain for the three months ended March 31, 2013 and 2012 was primarily related to the modest sales of selected assets.

Net Change in Unrealized Gain (Loss)

For the three months ended March 31, 2013 and 2012, the net change in unrealized gain (loss) on the Company’s assets and liabilities totaled ($0.2) million and $3.0 million, respectively. Net unrealized loss for the three months ended March 31, 2013 was primarily attributable to the decline in fundamentals of one of our investments, Engineering Solutions & Products LLC. Net unrealized gain for the three months ended March 31, 2012 was primarily attributable to general market improvements, modest yield tightening and overall positive net changes in general portfolio company fundamentals.

Net Increase in Net Assets Resulting From Operations

For the three months ended March 31, 2013 and 2012, the Company had a net increase in net assets resulting from operations of $2.9 million and $5.7 million, respectively. For the three months ended March 31, 2013 and 2012, earnings per average share were $0.26 and $0.60, respectively.

Liquidity and Capital Resources

At March 31, 2013, the Company had $22.6 million in borrowings outstanding on its revolving credit facility and $127.4 million of unused capacity, subject to borrowing base limits. The Company also has a delayed draw feature in its credit facility, which provides an additional $50.0 million of capacity.

On January 18, 2013, the Company closed a follow-on public equity offering of 2.0 million shares of common stock at $18.85 per share, raising approximately $37.2 million in net proceeds.

Financial Statements and Tables

SOLAR SENIOR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	March 31, 2013
	(unaudited)	December 31, 2012

Assets
Investments, at fair value (cost: $241,334 and $214,075, respectively)	$239,616	$212,602
Cash	2,269	2,647
Receivable for investments sold	1,508	282
Interest receivable	1,422	1,294
Deferred offering costs	111	148
Prepaid expenses and other assets	108	56

Total Assets	245,034	217,029

Liabilities
Credit facility payable	22,600	39,100
Dividends payable	1,352	1,116
Payable for investments purchased	9,552	995
Management fee payable	570	581
Performance-based incentive fees payable	80	84
Interest payable	82	121
Administrative services fee payable	194	431
Other liabilities and accrued expenses	539	498

Total Liabilities	34,969	42,926

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 11,508,527 and 9,500,100 issued and outstanding, respectively	115	95
Paid-in capital in excess of par	214,822	177,728
Distributions in excess of net investment income	(3,176)	(2,247)
Accumulated net realized gain	22	-
Net unrealized depreciation	(1,718)	(1,473)

Total Net Assets	$210,065	$174,103

Net Asset Value Per Share	$18.25	$18.33

SOLAR SENIOR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share amounts)

	Three Months	Three Months
	Ended	Ended
	March 31, 2013	March 31, 2012

INVESTMENT INCOME:
Interest	$4,461	$3,909

EXPENSES:
Management fees	$570	$498
Interest expense	207	221
Performance-based incentive fees	80	48
Administrative services expense	232	164
Insurance expense	70	99
Other general and administrative expenses	175	229

Total operating expenses	1,334	1,259
Debt issuance and related expense	—	24

Total expenses	1,334	1,283

Net investment income	$3,127	$2,626

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Net realized gain	$22	$42
Net change in unrealized gain (loss)	(245)	3,049

Net realized and unrealized gain (loss)	(223)	3,091

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$2,904	$5,717

EARNINGS PER SHARE	$0.26	$0.60

About Solar Senior Capital Ltd.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans including first lien, unitranche, and second lien debt instruments.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

CONTACT:
Solar Senior Capital Ltd.
Investor Relations
646-308-8770